UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2022

RANGER OIL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ROCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, the Board of Directors (the “Board”) of Ranger Oil Corporation (the “Company”) promoted Julia Gwaltney to the role of Senior Vice President and Chief Operating Officer, effective immediately. Ms. Gwaltney, 50, joined the Company as Senior Vice President, Development in January 2021. Prior to joining the Company, Ms. Gwaltney was the Chief Operating Officer for Gary Permian, LLC, from November 2015 to January 2020, where she led the entry into the Delaware Basin and the development of the property. Previously, she was with Samson Resources as Vice President of Western Operations from April 2014 to November 2015, overseeing the Williston, Powder River, San Juan and Green River Basin assets. She was previously employed with Encana for 14 years, where she assumed increasing roles of responsibility with her last role as Vice President and General Manager of the Northern Operations. She started her career at Burlington Resources. Ms. Gwaltney received her B.S. from Colorado School of Mines and is a registered petroleum engineer.

A copy of the press release issued on March 3, 2022 announcing Ms. Gwaltney’s promotion is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued March 3, 2022.

104	The cover page from Ranger Oil Corporation’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2022	RANGER OIL CORPORATION

	By:	/s/ Katherine Ryan
Katherine Ryan Vice President, Chief Legal Counsel and Corporate Secretary